Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-04187 on Form S-8 of our report dated April 23, 2007 (May 18, 2007 as to Note 13) relating to the consolidated financial statements of Adorn Holdings, Inc. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in this Current Report on Form 8-K/A of Patrick Industries, Inc.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

July 2, 2007